THE CHINA FUND, INC. (CHN)

IN BRIEF

Net asset value per share	US$31.57
Market price	US$29.26
Premium/(discount)	(7.32%)
Fund size	US$719.1m

Source: State Street Bank and Trust Company.

At 31 August 2010		US$ return
	China Fund NAV	MSCI Golden Dragon*
	%	%
One month	2.1	(1.5)
Year to date	6.0	(3.4)
One year	33.7	12.3
Three years %pa	3.6	(3.0)

Past performance is not a guide to future returns.
Source: State Street Bank and Trust Company. NAV performance.
*Source for index data: MSCI.

MANAGER’S COMMENTARY

After a bright start to August, China’s stockmarkets soured on thin volume as evidence of the fearsome US ‘double dip’ increased. Both Hong Kong and Taiwan ended down 3% on the month. The A-share market closed flat, but is still down 19% this year. The manager spent the first part of the month in Scotland and, given Western press coverage, returned to China expecting to find the country teetering on the brink of economic collapse. But this seems slightly wide of the mark: power generation in July grew by 11.5% year on year (and 9% month on month); year-on-year auto sales rose by 55.7% in August, and Shanghai’s new-home sales jumped by 70% from July with the average price rising 10%. Year-on-year exports grew by ‘only’ 38.1% in July, compared with 43.9% in June. A funny kind of collapse. There are signs that growth is slowing slightly: import growth in July decelerated to 22.7% from 34.1% in June; retail sales slowed to 14.6% from 15.4%; and the producer price index rose by only 4.8% from 6.4%. But this ‘slowdown’ barely merits the name when set against what is happening in the developed economies.

In the latter half of the month, we were knee-deep in interim results. The final score for the 1,947 A-share-listed companies was net profit growth of 42% year on year. The general impression was of results slightly beating expectations, but where they did not, especially in the case of expensive consumer stocks, heavy punishment was meted out. Our large holding in rural appliance distributor Huiyin was marked down after achieving 45% top-line growth, because listing and option costs left earnings flat. The high-fashion retailer Ports Design was also marked down for flat earnings, despite 15.5% same-store sales growth, because of the net closure of 7% of its stores and option expenses. The portfolio’s worst performance during the month, however, had nothing to do with results: the vegetable producer Chaoda Modern Agriculture, never known for its finesse in investor relations, chose the wrong moment to announce a substantial equity fundraising, and now trades on 4 times earnings. On our honor roll for especially impressive interim results were the hotel operator Shangri-La Asia, Xinao Gas, Intime Department Stores and Suning Appliance.

For a quiet August, there were a surprising number of small but significant policy initiatives. A trial was announced whereby exporters from four provinces can hold foreign currency offshore; foreign banks were allowed into the renminbi-bond interbank market; the Ministry of Industry and Information Technology became increasingly specific in its attempt to close outdated capacity, naming 2,087 companies in 18 sectors and giving a deadline of the end of September; the importance given to the social-housing program was underlined in two separate statements by the premier-to-be Li Keqiang. The next event to watch is the October plenum of the CCP, which will determine the outlines of the 12th five-year plan (2011–2015) and seems likely to focus on the quality of economic growth. One potential threat comes from the US mid-term elections and the temptation to make China a scapegoat.

INVESTMENT STRATEGY

The Fund is 93% invested with holdings in 61 companies. Of the portfolio, 14.3% is invested in A-shares, 19.7% in Taiwan and 6.3% in unlisted securities.

We took some profits on the Beijing supermarket operator Wumart. This has been an excellent investment, bought when the company was in crisis after the imprisonment of its Taiwanese founder. Now, however, like a number of the most popular Chinese retail and consumer names, its rating of over 30 times prospective earnings looks rich. In Taiwan we switched our financial exposure from the largest life-insurance company, Cathay Financial, which is struggling with persistently low interest rates and threatened by currency appreciation, to the recovering Chinatrust Bank, the island’s leading consumer bank. In the A-share market we took profits on the transformer-maker TBEA as capital spending by the state grid has stalled. Instead we bought Tangshan Jidong Cement, a cheap stock which will benefit from a recovery in cement demand and pricing in Hebei.

Chris Ruffle, Martin Currie Inc*

*Martin Currie Ltd and Heartland Capital Management Ltd (HCML) have established MC China Ltd (MCCL), as a joint venture company, to provide investment management or investment advisory services to the range of China investment products managed by Martin Currie.

MCCL has appointed Martin Currie Investment Management Ltd (MCIM), or its affiliates, as investment manager of Martin Currie’s China investment products. HCML has seconded both Chris Ruffle and Shifeng Ke to MCIM, or its affiliates, on a full time basis with the same roles and responsibilities as if they were full time employees.

31 AUGUST 2010

FUND DETAILS

Market cap	US$666.6m
Shares outstanding	22,781,762
Exchange listed	NYSE
Listing date	July 10, 1992
Listed and direct investment manager	Martin Currie Inc

Source: State Street Bank and Trust Company.

ASSET ALLOCATION

Source: State Street Bank and Trust Company

INDUSTRY ALLOCATION

	The China Fund,	MSCI Golden
	Inc	Dragon
Healthcare	21.8%	0.4%
Consumer discretionary	16.9%	6.4%
Consumer staples	15.7%	3.7%
Financials	15.1%	35.7%
Industrials	8.8%	7.2%
Information technology	6.4%	19.6%
Materials	2.9%	6.3%
Energy	1.8%	8.6%
Utilities	1.9%	4.0%
Telecommunications	1.7%	8.0%
Other assets & liabilities	7.0%	—

*Source: State Street Bank and Trust Company. Source for index data: MSCI

PERFORMANCE	(US$ RETURNS)

	NAV	Market price
	%	%
One month	2.1	3.7
Year to date	6.0	3.7
Three years %pa	3.6	7.4

Past performance is not a guide to future returns.
Three year returns are annualized.
Source: State Street Bank and Trust Company

15 LARGEST HOLDINGS (49.3%)

		Fund
China Medical	Healthcare	7.3%
Huiyin Household Appliances	Consumer discretionary	4.6%
Ping An Insurance	Financials	4.1%
Sinopharm Medicine Holding	Healthcare	4.1%
Wumart Stores	Consumer staples	3.5%
Shandong Weigao Group	Healthcare	3.2%
Ugent Holdings	Industrials	3.2%
Ruentex Development	Financials	2.8%
Hsu Fu Chi International	Consumer staples	2.7%
Far Eastern Department Stores	Consumer discretionary	2.7%
China Shineway Pharmaceutical	Healthcare	2.7%
China Fishery Group	Consumer staples	2.5%
Intime Department Store Group	Consumer discretionary	2.1%
WPG Holdings	Information Technology	1.9%
Xinao Gas Holdings	Utilities	1.9%

DIRECT INVESTMENTS (6.3%)

		Fund
Ugent Holdings	Industrials	3.2%
Hand Enterprise Solutions	Information technology	1.9%
Qingdao Bright Moon	Industrials	1.2%
China Silicon	Information technology	0.0%

Source: State Street Bank and Trust Company.

FUND PERFORMANCE (BASED ON NET ASSET VALUE)	(US$ RETURNS)

	One month %	Three months %	Calendar year to date %	One year %	Three years %pa	Five years %pa	Since launch %pa
The China Fund, Inc.	2.1	7.7	6.0	33.7	3.6	24.2	12.1
MSCI Golden Dragon	(1.5)	5.2	(3.4)	12.3	(3.0)	10.7	5.0
Hang Seng Chinese Enterprise	(4.4)	(0.7)	(11.2)	0.7	(7.3)	17.6	17.9
Shanghai Stock Exchange 180	(1.2)	2.6	(20.8)	(1.1)	(16.9)	27.0	n/a

Past performance is not a guide to future returns.
Source: State Street Bank and Trust Company. Launch date 10 July 1992. Three, five year and since launch returns are all annualized.
Source for index data: MSCI for the MSCI Golden Dragon and Copyright 2010 Bloomberg LP for the Hang Seng China Enterprise and the Shanghai Stock Exchange 180. For a full description of each index please see the index descriptions section.

PERFORMANCE IN PERSPECTIVE

Past performance is not a guide to future returns.
Source: Martin Currie Inc as at 31 August 2010.

THE CHINA FUND INC. PREMIUM/DISCOUNT

Past performance is not a guide to future returns.
Source: Martin Currie Inc as at 31 August 2010.

10 YEAR DIVIDEND HISTORY CHART

Total	0.00	0.13	0.21	1.78	3.58	2.51	4.01	12.12	5.82	0.26
Income	0.00	0.13	0.06	0.07	0.20	0.22	0.30	0.28	0.48	0.26
Long-term capital	0.00	0.00	0.00	0.67	3.27	2.29	2.73	9.00	5.34	0.00
Short-term capital	0.00	0.00	0.15	1.04	0.11	0.00	0.98	2.84	0.00	0.00

Past performance is not a guide to future returns.
Source: State Street Bank and Trust Company.

31 AUGUST 2010

Asset Allocation	Company (BBG ticker)			Price	Holding	Value US$	% of portfolio

Taiwan							19.7
Ruentex Development Co	9945	TT	NT$	51.6	12,694,000	$20,447,350	2.8
Far Eastern Department Stores	2903	TT	NT$	31.7	19,543,604	$19,339,834	2.7
WPG Holdings Co	3702	TT	NT$	59.4	7,457,103	$13,827,556	1.9
FamilyMart	5903	TT	NT$	84.9	4,501,652	$11,930,769	1.7
China Metal Products	1532	TT	NT$	33.2	11,500,347	$11,918,946	1.7
Uni-President Enterprises Corp.	1216	TT	NT$	37.1	10,023,901	$11,593,480	1.6
Lien Hwa Industrial	1229	TT	NT$	19.3	13,411,881	$8,059,521	1.1
Taiwan Life 4percent Conv Bond	n/a		NT$	112.7	2,000,000	$7,036,274	1.0
KGI Securities	6008	TT	NT$	13.4	16,984,780	$7,078,317	1.0
Chinatrust Financial	2891	TT	NT$	18.0	11,376,288	$6,374,614	0.9
Synnex Technology	2347	TT	NT$	65.8	3,088,006	$6,342,973	0.9
Yuanta Financial Holdings	2885	TT	NT$	18.2	10,520,593	$5,977,236	0.8
Fubon Financial Holdings	2881	TT	NT$	37.4	5,195,134	$6,057,260	0.8
Tatung	2371	TT	NT$	5.4	29,742,000	$4,976,497	0.7
Cathay Financial Holdings	2882	TT	NT$	46.1	635,700	$914,833	0.1

Hong Kong							18.8
Huiyin Household Appliances	1280	HK	HK$	1.6	160,413,750	$32,996,336	4.6
China Shineway Pharmaceutical Group	2877	HK	HK$	20.4	7,372,000	$19,333,907	2.7
Intime Department Store Group	1833	HK	HK$	9.6	12,568,629	$15,447,206	2.1
Xinao Gas Holdings	2688	HK	HK$	20.9	5,084,000	$13,660,166	1.9
Ports Design	589	HK	HK$	19.0	4,549,500	$11,101,049	1.5
Natural Beauty Bio-Technology	157	HK	HK$	1.5	47,710,000	$9,139,024	1.3
Chaoda Modern Agriculture (Holdings)	682	HK	HK$	5.8	10,507,357	$7,902,300	1.1
Shangri-La Asia	69	HK	HK$	17.0	3,061,555	$6,691,063	0.9
Fushan International Energy Group	639	HK	HK$	4.1	12,018,000	$6,288,264	0.9
Golden Meditech Co	801	HK	HK$	1.3	35,040,000	$5,991,284	0.8
China Pharmaceutical Group	1093	HK	HK$	4.0	10,862,000	$5,571,689	0.8
Yorkey Optical International Cayman	2788	HK	HK$	1.4	7,006,926	$1,297,162	0.2
FUJI Food & Catering Services	1175	HK	HK$	0.0	5,462,000	$0	0.0

Equity Linked Securities ('A' Shares)							14.3
Ping An Insurance	n/a		US$	6.9	4,327,100	$29,754,611	4.1
Zhejiang China Commodities City Group	n/a		US$	3.8	2,771,970	$10,525,170	1.5
Suning Appliance	n/a		US$	2.2	4,311,019	$9,600,639	1.3
Shanghai Yuyan Tourist	n/a		US$	2.1	429,303,600	$9,182,152	1.3
Shanghai International Airport	n/a		US$	2.0	4,326,700	$8,425,669	1.2
Shenzhen Agricultural Products	n/a		US$	2.7	2,857,920	$7,808,752	1.1
Zhejiang Guyuelongshan	n/a		US$	1.9	3,658,900	$6,826,102	0.9
Wuliangye Yibin	n/a		US$	4.7	1,403,507	$6,537,536	0.9
Shanghai Qiangsheng	n/a		US$	1.2	4,800,000	$5,739,634	0.8
Tangshan Jidong Cement	n/a		US$	3.3	1,366,387	$4,476,073	0.6
Citic Securities	n/a		US$	1.7	2,475,000	$4,261,096	0.6

Hong Kong H							14.2
Sinopharm Medicine Holding	297	HK	HK$	29.7	7,786,000	$29,628,540	4.1
Wumart Stores	8277	HK	HK$	16.2	12,018,000	$25,183,956	3.5
Shandong Weigao Group Medical Polymer	8199	HK	HK$	38.8	4,588,000	$22,973,916	3.2
ZTE Corp.	763	HK	HK$	28.9	3,212,889	$11,875,112	1.7
Fook Woo	923	HK	HK$	2.6	19,836,000	$6,732,280	1.0
Zijin Mining Group	2899	HK	HK$	5.4	6,402,000	$4,444,404	0.6
Anhui Expressway	995	HK	HK$	5.1	1,412,300	$933,242	0.1

United Kingdom							7.3
China Medical System Holdings	CMSH LN			£0.5	72,353,760	$52,773,875	7.3

Direct							6.3
Ugent Holdings	n/a		US$	100.0	177,000,000	$22,755,030	3.2
Hand Enterprise Solutions	n/a		US$	1.6	8,527,241	$13,100,000	1.9
Qingdao Bright Moon	n/a		US$	0.3	31,827,172	$9,038,916	1.2
China Silicon Corp.	n/a		US$	0.0	2,093,503	$0	0.0

USA							6.2
WuXi PharmaTech Cayman	WX	US	US$	15.1	883,490	$13,349,534	1.8
Hollysys Automation Technologies	HOLI	US	US$	10.0	808,200	$8,106,246	1.1
Mindray Medical International	MR	US	US$	27.0	291,700	$7,875,900	1.1
Sina Corp.	SINA	US	US$	42.8	162,700	$6,966,814	1.0
Far East Energy	FEEC	US	US$	0.4	17,529,277	$6,485,832	0.9
The9	CMED	US	US$	5.4	358,900	$1,920,115	0.3

Asset Allocation	Company (BBG ticker)		Price		Holding	Value US$	% of portfolio

Singapore							6.2
Hsu Fu Chi International	HFCI	SP	SG$	2.7	9,484,000	$19,395,828	2.7
China Fishery Group	CFG	SP	SG$	1.8	13,255,000	$18,006,719	2.5
Financial One Corp	FIN	SP	SG$	0.4	12,030,000	$3,463,915	0.5
CDW Holding	CDW	SP	SG$	0.1	53,208,000	$3,339,127	0.5

Other assets & liabilities						$50,339,732	7.0

INDEX DESCRIPTIONS

MSCI Golden Dragon Index
The MSCI Golden Dragon is a free float-adjusted market capitalization index that is designed to measure equity market performance in the China region. As of May 2005 the MSCI Golden Dragon Index consisted of the following country indices: China, Hong Kong and Taiwan.

Hang Seng China Enterprise Index
The Hang Seng China Enterprise Index is a capitalization-weighted index comprised of state-owned Chinese companies (H-shares) listed on the Hong Kong Stock Exchange and included in Hans Seng Mainland China index.

Shanghai Stock Exchange 180 Index
The Shanghai Stock Exchange 180 'A' Share Index is a capitalization-weighted index. The index tracks the daily price performance of the 180 most representative 'A' share stocks listed on the Shanghai Stock Exchange.

OBJECTIVE

The investment objective of the Fund is to achieve long term capital appreciation. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.

The Fund has an operating policy that the Fund will invest at least 80% of its assets in China companies. For this purpose, 'China companies' are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organized outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have a least 50% of their assets in China; or (iii) companies organized in China. Under the policy, China will mean the People's Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days' prior notice of any change to this policy.

CONTACTS

The China Fund, Inc.
c/o State Street Bank and Trust Company
2 Avenue de Lafayette
PO Box 5049
Boston, MA 02206-5049
Tel: (1) 888 CHN-CALL (246 2255)
www.chinafundinc.com

Important information: This document is issued and approved by Martin Currie Inc (MC Inc), as investment adviser of The China Fund Inc (the Fund). MC Inc is authorised and regulated by the Financial Services Authority (FSA) and incorporated under limited liability in New York, USA. Registered in Scotland (No BR2575), registered address Saltire Court, 20 Castle Terrace, Edinburgh, EH1 2ES. Information herein is believed to be reliable but has not been verified by MC Inc. MC Inc makes no representation or warranty and does not accept any responsibility in relation to such information or for opinion or conclusion which the reader may draw from the newsletter.

Martin Currie Ltd and Heartland Capital Management Ltd (HCML) have established MC China Ltd (MCCL), as a joint venture company, to provide investment management or investment advisory services to our China product. MCCL has appointed Martin Currie Investment Management Ltd (MCIM), or its affiliates, as investment manager of our China funds. HMCL has seconded both Chris Ruffle and Shifeng Ke to MCIM or its affiliates on a full time basis with the same roles and responsibilities as if they were full time employees.

The Fund is classified as a 'non-diversified' investment company under the US Investment Company Act of 1940 as amended. It meets the criteria of a closed ended US mutual fund and its shares are listed on the New York Stock Exchange. MC Inc has been appointed investment adviser to the Fund.

Investors are advised that they will not generally benefit from the rules and regulations of the United Kingdom Financial Services and Markets Act 2000 and the FSA for the protection of investors, nor benefit from the United Kingdom Financial Services Compensation Scheme, nor have access to the Financial Services Ombudsman in the event of a dispute. Investors will also have no rights of cancellation under the FSA's Conduct of Business Sourcebook of the United Kingdom.

This newsletter does not constitute an offer of shares. MC Inc, its ultimate and intermediate holding companies, subsidiaries, affiliates, clients, directors or staff may, at any time, have a position in the market referred to herein, and may buy or sell securities, currencies, or any other financial instruments in such markets. The information or opinion expressed in this newsletter should not be construed to be a recommendation to buy or sell the securities, commodities, currencies or financial instruments referred to herein.

The information provided in this report should not be considered a recommendation to purchase or sell any particular security. There is no assurance that any securities discussed herein will remain in an account's portfolio at the time you receive this report or that securities sold have not been repurchased.

It should not be assumed that any of the securities transactions or holdings discussed here were or will prove to be profitable, or that the investment recommendations or decisions we make in the future will be profitable or will equal the investment performance of the securities discussed herein.

Investing in the Fund involves certain considerations in addition to the risks normally associated with making investments in securities. The value of the shares issued by the Fund, and the income from them, may go down as well as up and there can be no assurance that upon sale, or otherwise, investors will receive back the amount originally invested. There can be no assurance that you will receive comparable performance returns, or that investments will reflect the performance of the stock examples contained in this document. Movements in foreign exchange rates may have a separate effect, unfavorable as well as favorable, on the gain or loss otherwise experienced on an investment. Past performance is not a guide to future returns. Accordingly, the Fund is only suitable for investment by investors who are able and willing to withstand the total loss of their investment. In particular, prospective investors should consider the following risks:

›
The companies quoted on Greater Chinese stock exchanges are exposed to the risks of political, social and religious instability, expropriation of assets or nationalisation, rapid rates of inflation, high interest rates, currency depreciation and fluctuations and changes in taxation, which may affect income and the value of investments.

›
At present, the securities market and the regulatory framework for the securities industry in China is at an early stage of development. The China Securities Regulatory Commission (CSRC) is responsible for supervising the national securities markets and producing relevant regulations. The Investment Regulations, under which the Fund invests in the People's Republic of China (PRC) and which regulate repatriation and currency conversion, are new. The Investment Regulations give CSRC and State Administration of Foreign Exchange (SAFE) wide discretions and there is no precedent or certainty as to how these discretions might be exercised, either now or in the future. The Fund may, from time to time, obtain access to the securities markets in China via Access Products. Such products carry additional risk and may be less liquid than the underlying securities which they represent.

›
During the past 15 years, the PRC government has been reforming the economic and political systems of the PRC, and these reforms are expected to continue, as evidenced by the recently announced changes. The Fund's operations and financial results could be adversely affected by adjustments in the PRC's state plans, political, economic and social conditions, changes in the policies of the PRC government such as changes in laws and regulations (or the interpretation thereof), measures which may be introduced to control inflation, changes in the rate or method of taxation, imposition of additional restrictions on currency conversion and the imposition of additional import restrictions.

›
PRC's disclosure and regulatory standards are in many respects less stringent than standards in certain Organisation for Economic Co-operation and Development (OECD) countries, and there may be less publicly available or less reliable information about PRC companies than is regularly published by or about companies from OECD countries.

›
The Shanghai Stock Exchange and Shenzhen Stock Exchange have lower trading volumes than most OECD exchanges and the market capitalisations of listed companies are small compared to those on more developed exchanges in developed markets. The listed equity securities of many companies in the PRC are accordingly materially less liquid, subject to greater dealing spreads and experience materially greater volatility than those of OECD countries. These factors could negatively affect the Fund's NAV.

›
The Fund invests primarily in securities denominated in other currencies but its NAV will be quoted in US dollars. Accordingly, a change in the value of such securities against US dollars will result in a corresponding change in the US dollar NAV.

›
The marketability of quoted shares may be limited due to foreign investment restrictions, wide dealing spreads, exchange controls, foreign ownership restrictions, the restricted opening of stock exchanges and a narrow range of investors. Trading volume may be lower than on more developed stockmarkets, and equities are less liquid. Volatility of prices can also be greater than in more developed stockmarkets. The infrastructure for clearing, settlement and registration on the primary and secondary markets may be underdeveloped. Under certain circumstances, there may be delays in settling transactions in some of the markets.

Martin Currie Inc, registered in Scotland (no BR2575)
Registered office: Saltire Court, 20 Castle Terrace, Edinburgh EH11 2ES Tel: 44 (0) 131 229 5252 Fax: 44 (0) 131 228 5959 www.martincurrie.com/china North American office: 1350 Avenue of the Americas, Suite 3010, New York, NY 10019, USA Tel: (1) 212 258 1900 Fax: (1) 212 258 1919

Authorised and registered by the Financial Services Authority and incorporated with limited liability in New York, USA.
Please note: calls to the above numbers may be recorded.